Exhibit 10(b) Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" included in the related Prospectus of Golden American Life Insurance Company Separate Account B, to the use of our report dated March 12, 2001, with respect to the consolidated financial statements of Golden American Life Insurance Company, and to the use of our report dated February 19, 2001, with respect to the financial statements of Golden American Life Insurance Company Separate Account B, incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-57218).

Our audits (to which the date of our report is March 12, 2001) also included the consolidated financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                           /s/ Ernst & Young LLP

Atlanta, Georgia
November 30, 2001